UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 18, 2014 (June 18, 2014)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7:  Regulation FD

Item 7.01.  Regulation FD Disclosure

U.S. Energy Corp. (the “Company”) published a press release dated June 18, 2014 reporting the sale of certain of its Williston Basin assets for $12.2 million to an undisclosed buyer.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated June 18, 2014.

Safe Harbor Statement

Statements made in the exhibit hereto other than statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements in the exhibit relate to, among other things, U.S. Energy’s expected future capital expenditures and projects (including projects to be pursued with its industry partners), its drilling and fracing of wells with industry partners and potential additional drilling and development opportunities. There is no assurance that any of the wells referenced in the exhibit will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2013 and the Form 10-Q for the quarter ended March 31, 2014).

The forward-looking statements referenced above are made only as of the date of the exhibit.  The Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 18, 2014	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO